Exhibit 10.24

AMENDMENT DATED OCTOBER 11, 2007 TO
CLASS A SENIOR SECURED CONVERTIBLE DEBENTURE

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Class A Senior Secured Convertible Debenture dated September 23, 2003, and that certain Amendment to Class A Senior Secured Convertible Debenture dated October 27, 2006 (collectively, the “Debenture”) between Material Technologies, Inc., a Delaware corporation (the “Company”) and Palisades Capital, LLC, a Nevada limited liability company (the “Holder”) and such provisions are effective retroactively to the date of the Debenture (the “Effective Date”).  All capitalized terms in this Amendment to Debenture, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Debenture.

1.       The Maturity Date shall be extended to December 31, 2009.

2.       All other provisions of the Debenture remain unchanged.

          IN WITNESS WHEREOF, the Parties have caused this Amendment to Debenture to be duly executed and delivered as of October 11, 2007.
COMPANY:	HOLDER:

MATERIAL TECHNOLOGIES, INC., a Delaware corporation	PALISADES CAPITAL, LLC, a Nevada limited liability company

/s/ Robert M. Bernstein	/s/ Reid Breitman
By: Robert M. Bernstein	By: Reid Breitman
Its: Chief Executive Officer	Its: President